Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,000,000 shares of common stock in connection with the Grubb & Ellis Employee Stock Purchase Plan, as amended effective November 16, 2001, of our report dated August 28, 2001, with respect to the consolidated financial statements of Grubb & Ellis Company, included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

Chicago, Illinois
January 28, 2002